--------------------------------------------------------------------------------











                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                January 16, 2003
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

                    GMAC FOURTH QUARTER 2002 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) earned consolidated net income of $1,870 million in calendar year 2002, up 5% from the $1,786 million earned in 2001. These 2002 earnings are an annual record for GMAC, with 2002 net income representing the eighth straight year of increase.

In 2002, net income from financing operations totaled $1,239 million, down $16 million from the $1,255 million earned in the prior year. Increased earnings from higher asset levels were more than offset by higher credit loss provisions and wider borrowing spreads that have occurred primarily as a result of rating agency downgrades in the past 15 months.

GMAC Insurance Holdings, Inc. generated net income of $87 million in 2002, a decline of 57% from $200 million earned in 2001. The overall reduction in earnings reflects a write-down of certain investment securities primarily due to the prolonged decline in equity markets, partially offset by improved underwriting results and a favorable tax settlement.

GMAC Mortgage Group, Inc. earned a record $544 million in 2002, up 64% from the $331 million earned in 2001. The higher earnings reflect increased production volumes and higher servicing levels across all three divisions in the Group. The results also reflect improved hedging results, which partially offset a decrease in the value of mortgage servicing rights.

Fourth quarter 2002 consolidated results were a record for the fourth quarter and totaled $524 million, up 20% from the $435 million earned in the final quarter of 2001. For the quarter, net income from financing operations totaled $334 million, up from $251 million earned a year ago. GMAC Insurance Holdings, Inc. had net income of $5 million in the fourth quarter of 2002, down from the $76 million earned in the same period last year. GMAC Mortgage Group, Inc. earned a quarterly record $185 million in the fourth quarter, up from the $108 million earned in the fourth quarter of 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        January 16, 2003       /s/  William F. Muir
              ----------------       -------------------------------------
                                     William F. Muir
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        January 16, 2003       /s/  Linda K. Zukauckas
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer